SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 25, 2004



                            DIGITAL POWER CORPORATION
             (Exact name of registrant as specified in its charter)


   California                      1-12711                     94-1721931
   ----------                      -------                     ----------
 State or other              (Commission File No.)          (I.R.S. Employer
  jurisdiction                                             Identification No.)
of incorporation)



              41920 Christy Street, Fremont, California 94538-3158
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (510) 657-2635
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

     Digital Power Corporation (the "Company") completed a private placement of common stock with current shareholders who are accredited investors. On June 25, 2004, the Company sold 221,238 shares of common stock for the aggregate purchase price of $250,000. Additionally, each investor may invest an additional $250,000 on or before December 31, 2004. On July 8, 2004, the Company sold 204,918 shares of common stock for the aggregate purchase price of $250,000. The purchase price per share for the additional investment will be the average closing price of the Company's common stock twenty trading days prior to notice of intent to invest.

     The Company's largest shareholder, Telkoor Telecom, Ltd. ("Telkoor"), a limited liability company organized under the laws of Israel, invested $250,000 of the $500,000 raised in the private placement. Telkoor is an Israeli corporation, primarily engaged in developing, marketing and selling power supplies and power systems for the telecommunication equipment industry. After the purchase, Telkoor owns 2,661,261 shares of common stock.

     Complete terms of the transaction can be found in the Securities Purchase Agreement attached as Exhibit 10. There was no broker or placement agent for this transaction.

Item 9.  Regulation FD Disclosure

         Exhibit No.     Exhibit Description
         -----------     -------------------

            10.1         Securities Purchase Agreement [Form of]

            10.2         Securities Purchase Agreement [Form of]

            99 Press release announcing investments from Telkoor Telecom Ltd. and Fortron/Source Corp.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL POWER CORPORATION,
                                            a California Corporation


Dated:  July 13, 2004                       /s/ Uzi Sasson
                                            ------------------------------------
                                            Uzi Sasson,
                                            Chief Financial Officer